Exhibit 10.26

TRIPLE NET LEASE AGREEMENT

THIS TRIPLE NET LEASE AGREEMENT (the "Lease") is made and entered into this 31st day of July, 2026, by and between SONYA SILVERSTEIN ROTHSTEIN, JULIE M. ROTHSTEIN, AMY L. ROTHSTEIN and SUSAN H. ROTHSTEIN-YOUAKIM, as Co-Trustees of the SONYA S. ROTHSTEIN TRUST under agreement dated 30 July, 2025 ("Lessor") and IONETIX RADIOISOTOPES, INC. (formerly known as IONETIX CORPORATION), a Delaware corporation, with offices at 3130 Sovereign Drive, Lansing, Michigan 48911 ("Lessee").

ARTICLE 1. DEFINITIONS

For purposes of this Lease:

●	1.01 Base Rent. The "Base Rent" shall be as specified in Section 4.01.

●	1.02 Commencement Date. The "Commencement Date" is August 1, 2026.

●	1.03 Expiration Date. The "Expiration Date" is twenty-four (24) months after the Commencement Date, subject to the renewal options set forth in Section 3.03.

●	1.04 Term. "Term" means the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or renewed as otherwise provided in this Lease.

●	1.05 Leased Premises. The "Leased Premises" are that certain property located in the City of Sarasota, County of Sarasota, State of Florida, commonly known as 1950 S. Tamiami Trail (US-41), Sarasota, Florida 34239, and legally described as follows:

Lots 7, 8, 9 and 10, of Block L, of CITY HALL SQUARE, Unit No. 2, less that portion lying within 50 feet of centerline of State Road right-of-way, as per Plat thereof recorded in Plat Book 2, Page 123, all of the Public Records of Sarasota County, Florida

consisting of the building, parking and land of approximately 8,000 square feet (the "Leased Premises").

●	1.06 Permitted Use. The term "Permitted Use" means (i) office/medical/research building activities including, but not limited to, the development of advanced cyclotron technology, the production of medical isotopes, and uses similar or incidental thereto, and (ii) any other uses permitted by Law, provided such uses must comply with Article 5 of this Lease.

Triple Net Lease Agreement

ARTICLE 2. LEASED PREMISES

●	2.01 Lease of Leased Premises. Lessor hereby leases the Leased Premises to Lessee, and Lessee hereby leases the Leased Premises from Lessor, upon all of the terms, covenants and conditions contained in this lease. On the Commencement Date described herein, Lessor shall deliver the Leased Premises to Lessee in the condition described in Section 2.02.

●	2.02 Condition of Leased Premises. Lessee acknowledges that it has been leasing and has inspected the Leased Premises and accepts them in an "as is" condition with all faults therein.

●	2.03 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. The above notice is included in this Lease simply because radon disclosures are now required in all leases, pursuant to Florida Law.

ARTICLE 3. TERM

●	3.01 Term. Except as otherwise provided in this Lease, the Initial Term (“Initial Term”) shall be for the period described in Section 1.04 of this Lease, commencing on the date of Commencement Date described in Section 1.02 of this Lease and ending on the Expiration Date described in Section 1.03 of this Lease.

●	3.02 Intentionally omitted

●	3.03 Option to Renew. Lessee shall have the option (a "Renewal Option") to extend the Term for one (1) period of two (2) years ("Renewal Term"). The Renewal Option shall be exercised by (Lessee) by giving notice to Lessor not less than 180 days prior to the expiration of the Initial Term. Lessee's right to exercise the Renewal Option shall be subject to the conditions that at the time of the exercise of such Renewal Option and as of the commencement of the Renewal Term, the Lease shall be in full force and effect and no monetary default and no other material non-monetary default on the part of Lessee shall exist. Upon exercise of a Renewal Option, all references in the Lease to the Term shall constitute references to the Term as extended pursuant to such Renewal Option. The Renewal Term shall be on the same terms and conditions as are contained in the Lease.

Triple Net Lease Agreement

ARTICLE 4. BASE RENT/ADDITIONAL RENT

●	4.01 Base Rent. The Base Rent during the Initial Term shall be as follows:

Months	Monthly Base Rent
1-24	$7,250.00 plus applicable sales tax

The Base Rent during the Renewal Term shall be as follows:

Months	Monthly Base Rent
25-48	$7,500.00 plus applicable sales tax

●	4.02 Payment. Base Rent shall be made payable to Sonya S. Rothstein, and paid in advance on the first day of each calendar month; provided, however, that if the Commencement Date does not fall on the first day of a calendar month, then Base Rent for the first partial month of the Term shall be paid on the Commencement Date. Base Rent shall be prorated for any partial calendar month. All Rent and other amounts payable to Lessor by Lessee pursuant to the provisions of this Lease, shall be paid to Lessor or Lessor’s designated agent, in lawful money of the United States, without deduction or setoff except as expressly permitted hereunder, at the address specified by Lessor or Lessor’s designated agent or to such other person or at such other place as Lessor or Lessor’s designated agent may designate from time to time by written notice given to Lessee.

Lessor may designate one or more agents to act on Lessor’s behalf for purposes of all actions permitted or required of Lessor under this Lease; provided that such designation is made in writing delivered to Lessee, and signed by all Co-Trustees of Lessor. Such designation shall remain in force, and Lessee shall be entitled to rely upon same until and unless such designation is revoked or changed by written notice to Lessee signed by all Co-Trustees of Lessor.

Julie Rothstein and Susan Rothstein-Youakim are designated as agents of the Lessor.

Triple Net Lease Agreement

●	4.03 Interest. If Lessee defaults in the payment of any installment of rent hereunder and such default is not cured within the applicable cure period, such installment shall bear interest at the rate of (18%) eighteen percent per annum from the day it is due until actually paid. In like manner, all other obligations, benefits and monies which may become due to Lessor from Lessee shall bear interest at the rate of (18%) eighteen percent per annum from the due date until paid, or, in the case of sums paid by Lessor because of Lessee's default hereunder, from the date such payments are made by Lessor until the date Lessor is reimbursed by Lessee.

●	4.04 Security Deposit Under Prior Lease. Within ten (10) days after the Commencement Date, Lessor will return to Lessee Fifteen Thousand Dollars ($15,000.00) of the Security Deposit in the amount of Thirty Thousand Dollars ($30,000.00) held by Lessor under the existing Triple Net Lease Agreement dated January 30, 2017, for the Leased Premises. The remaining Fifteen Thousand Dollars ($15,000.00) of said Security Deposit shall be held by Lessor as a Security Deposit pursuant to this Lease. The remaining Security Deposit shall be returned to Lessee within ten (10) days after the expiration or termination of this Lease and the fulfillment of Lessee’s obligations under this Lease, minus any deductions for unpaid rent, taxes or other unpaid or unfulfilled obligations of Lessee under this Lease, which obligations shall be itemized.

●	4.05 Property Taxes. Lessee shall be solely and exclusively responsible for the payment of all real estate taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed during the Term, for the period of Lessee's occupancy, upon the Leased Premises (hereinafter referred to as "Property Taxes") provided, however, that Lessee’s responsibility for assessments shall be limited to those installments of assessments first billed and payable during the Term and any unfulfilled obligations regarding property taxes incurred by Lessee under Lessee’s prior Lease of the property. Property Taxes, including installments of assessments, for any partial calendar year shall be prorated between Lessor and Lessee based on the Commencement Date or the Expiration Date as applicable and Property Taxes, including installments of assessments, shall be applicable to the calendar year in which they become first due and payable. Lessor shall provide all bills for Property Taxes to Lessee or arrange for Lessee to receive all such bills directly from the appropriate taxing authority. Lessee shall pay all Property Taxes directly to the appropriate taxing authority and shall provide reasonable evidence of payment to Lessor upon request. There shall be excluded from Property Taxes all federal income taxes, state and local net income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Lessor. Lessee shall promptly pay (and in no event shall the Lessor pay or be responsible for) taxes levied or assessed on Lessee's personal property, including, but not limited to Lessee's furniture, fixtures and equipment.

Triple Net Lease Agreement

ARTICLE 5. USE OF LEASED PREMISES

●	5.01 Permitted Use. Lessee shall use the Leased Premises only for the Permitted Use as set forth in Section 1.06 and shall not use or permit the Leased Premises to be used for any unlawful purpose. Lessee shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Lessee to conduct the Permitted Use on the Leased Premises.

●	5.02 Lessor's Representations and Warranties. Lessor represents and warrants to Lessee that, as of the Commencement Date, the Leased Premises (and the operations thereon) (i) there are no condemnation proceedings pending or, to Lessor's knowledge, threatened with respect to the Leased Premises, and (ii) there has been no damage or loss to the Leased Premises by fire, flood, weather, earthquake or other casualty prior to the date hereof.

●	5.03 Compliance with Laws and Other Requirements. Lessee shall use and occupy the Leased Premises for the Permitted Use and for all lawful related uses and for no other purpose whatsoever. If at any time during the Initial Term or any Renewal Term of this Lease the Permitted Use shall be prohibited by Law or prevented by injunction, this Lease, at Lessee's option, may be terminated upon written notice thereof to Lessor. Lessee shall not use or permit upon the Leased Premises anything that will invalidate any policies of insurance now or hereafter carried on the Leased Premises or that will increase the rate of insurance on the Leased Premises, unless Lessee pays all extra insurance premiums which may be caused by the use which Lessee shall make of the Leased Premises. Lessee shall comply with all Laws now or hereafter affecting Lessee's specific use (as opposed to mere occupancy) of the Leased Premises.

ARTICLE 6. MAINTENANCE AND REPAIRS

●	6.01 Intentionally Omitted.

●	6.02 Lessee's Maintenance. Except as expressly set forth herein, Lessee, at Lessee's expense, shall (i) perform customary and routine maintenance to the Leased Premises, (ii) perform repairs and replacements as necessary, (iii) maintain the Leased Premises in a clean, orderly and sanitary condition (and shall not permit undue accumulation of garbage, trash, rubbish and other refuse), and (iv) otherwise take all necessary action to cause the Leased Premises to be maintained in the same condition and repair as when received, all subject to ordinary wear, tear and obsolescence and damage due to fire or other casualty, condemnation or Lessor's failure to perform any of its obligations under this Lease. Lessee's obligations shall include maintenance of all mechanical, plumbing, electrical and HVAC systems. Lessee shall make all alterations and repairs which are necessary to cause the Leased Premises to comply with all Laws arising solely due to Lessee's specific use (as opposed to mere occupancy) of the Leased Premises. If Lessee refuses or neglects to repair, replace or maintain the Leased Premises as required hereunder within thirty (30) days (or such longer period, not to exceed ninety (90) days in any event, as it may take to cure such default so long as Lessee is diligently pursuing said cure), after written notice from Lessor to do so, Lessor may make such repairs and replacements. Lessee shall pay as additional rent Lessor's costs for making such repairs or replacements upon presentation of bills therefor. Lessee hereby warrants lien-free completion of all alterations and repairs made by Lessee. If any lien should attach to the Leased Premises as a result of Lessee's alteration or repair, Lessee shall remove such lien within thirty (30) days, or be in default hereunder. If Lessee fails to remove any such lien within thirty (30) days, Lessor shall have the option of removing such lien and invoicing Lessee for all costs incurred in removing the lien plus a 3% administrative fee. In no event shall Lessor be obligated to remove such lien as a result of Lessee’s alterations or repairs.

Triple Net Lease Agreement

●	6.03 Standard of Maintenance. All repairs, replacements and alterations required to be made by Lessor or Lessee shall be made in a good and workmanlike manner and of a quality or class not less than the original work or construction.

●	6.04 Existing Improvements. Notwithstanding anything to the contrary in this Lease except as provided in Sections 7.03 and 14.02, Lessee shall not be required to remove any of the improvements or additions made by Lessee to the Leased Premises prior to the Commencement Date of this Lease. Lessee shall be entitled to remove all Lessee’s trade fixtures, equipment, signage, and personal property upon the expiration or termination of this Lease; provided, however, that Lessee shall be required to repair any damage to the Leased Premises caused by said removal.

●	6.05 Waste and Nuisance. Lessee shall not commit, or suffer to be committed, any waste on the Leased Premises, nor shall he maintain, commit, or permit the maintenance or commission of any nuisance on the Leased Premises or use the Leased Premises for any unlawful purpose.

ARTICLE 7. ALTERATIONS, ADDITIONS AND IMPROVEMENTS

●	7.01 Permitted Alterations. Lessee shall have the right to construct, alter and or modify improvements to the Leased Premises to construct offices and support rooms and to construct a room to house (in the current Drive-Up area) the equipment required to operate Lessee's business as specified in the Site Plan in Exhibit A of the Lease dated January 30, 2017. Lessor shall cooperate with Lessee in obtaining all approvals and permits which may be necessary in connection therewith; Lessee shall be responsible for the repair and maintenance of such improvements. It is further agreed and understood the interest of the Lessor shall not be subject to liens for any improvements or repairs made by Lessee.

●	7.02 Additional Improvements. Lessee shall have the right after obtaining Lessor's approval (which approval shall not be unreasonably conditioned, withheld, or delayed) at any time and from time to time during the term hereof, at Lessee's sole cost and expense, to construct, alter and or modify any additional improvements to the Leased Premises desired by Lessee in connection with the operation or intended operation of the Leased Premises, and Lessor shall cooperate with Lessee in obtaining all approvals and permits which may be necessary in connection therewith; Lessee shall be responsible for the repair and maintenance of such improvements. It is further agreed and understood the interest of the Lessor shall not be subject to liens for any improvements or repairs made by Lessee.

●	7.03 Removal of Special Equipment. Upon termination of said Lease, Lessee shall be responsible for removal of all special equipment installed by Lessee at Lessee’s cost and all reasonable expenses required to restore any damages to the Leased Premises caused by such removal. Notwithstanding Section 6.04, upon termination of the Lease, Lessee shall remove the cyclotron installed in the Leased Premises and restore the Leased Premises subject to Section 14.02. Lessee, at Lessee’s cost, shall be responsible for the removal of any hazardous or radioactive materials from the Leased Premises, brought into the Leased Premises by Lessee or persons acting pursuant to Lessee’s direction or under Lessee’s control.

Triple Net Lease Agreement

ARTICLE 8. INSURANCE AND INDEMNIFICATION

●	8.01 Property Insurance.

○	Lessee, at Lessee's expense, shall at all times during the Term, keep the Leased Premises insured against loss or damage by casualty, in an amount at least equal to 80% of the replacement value of the Leased Premises, excluding Lessee’s contents, trade fixtures, equipment, and personal property. Lessor shall be named Additionally Insured, as its interest appears.

○	Lessee, at Lessee's expense, shall at all times during the Term keep its contents, personal property, equipment and trade fixtures located on the Leased Premises insured against loss or damage by casualty.

○	In the event of any damage to the Leased Premises by casualty not caused by Lessee, the proceeds of such insurance (excluding any proceeds from insurance on Lessee’s contents, personal property, equipment, and trade fixtures which shall be paid to Lessee) shall be paid to Lessor to use to rebuild the Leased Premises (excluding Lessee’s contents, personal property, equipment, and trade fixtures). Lessor shall be required to restore the Leased Premises (but excluding Lessee’s contents, personal property, equipment, and trade fixtures) as close as practical to their condition prior to such casualty as promptly as practical after receipt of the proceeds. In the event Lessor is unable to restore the Leased Premises within 180 days of such casualty not caused by Lessee, Lessee shall be entitled to terminate this Lease upon written notice to Lessor given at any time prior to such restoration being completed, in addition to any other rights or remedies available to Lessee at law or in equity.

○	In the event any casualty to the Leased Premises not caused by Lessee that interferes with Lessee’s ability to utilize and occupy the Leased Premises, or any portion thereof, Lessee’s obligation to pay Base Rent shall abate to the extent of such interference during the period of such interference.

○	In the event of any damage to the Leased Premises by casualty caused by Lessee, the proceeds of such insurance (excluding any proceeds from insurance on Lessee’s contents, personal property, equipment, and trade fixtures which shall be paid to Lessee) shall be paid to Lessee to use to rebuild the Leased Premises (excluding any of Lessee’s contents, personal property, equipment, and trade fixtures which may be replaced, repaired or restored at Lessee’s option). Lessee shall be required to restore the Leased Premises (but excluding Lessee’s contents, personal property, equipment, and trade fixtures) as close as practical to their condition prior to such casualty as promptly as practical after receipt of the proceeds.

○	In the event of any casualty causing damage to Lessee’s contents, personal property, equipment, and trade fixtures, Lessee shall be required to make any replacements, repairs, or restorations to said contents, personal property, equipment, and trade fixtures desired by Lessee.

Triple Net Lease Agreement

●	8.02 Liability Insurance. At all times during the Initial Term and any Renewal Term, Lessee, at Lessee's expense, shall procure and maintain a public liability policy of not less than Three Million Dollars ($3,000,000). Such policy shall be written to apply to all bodily injury, property damage, and personal injury losses insured against in standard policies of public liability insurance in the general area of the Leased Premises, and shall be endorsed to include Lessor and its lender, if any, as an additional named insured.

●	8.03 Failure to Insure. If Lessee fails to maintain any insurance required pursuant to this Article 8, then the failing party shall be liable to the other party for any loss or cost resulting from such failure to maintain.

ARTICLE 9. CONDEMNATION

●	9.01 Taking. If the entire Leased Premises or so much of the Leased Premises as to render the balance materially unusable by Lessee (as reasonably determined by Lessee) shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), this Lease shall terminate on the date that title or possession to the Leased Premises is taken by the condemning authority, whichever is earlier. If this Lease is not so terminated or the Condemnation does not otherwise render the balance of the Leased Premises materially unusable by Lessee, the award shall be applied to restoring the balance of the Leased Premises such that it is a self-contained, fully functioning unit and Rent shall be equitably adjusted.

●	9.02 Award. In the event of any Condemnation, the entire award for such taking shall belong to Lessor, except any portion of such award which relates to Lessee's losses including without limitation relocation costs directly associated with the taking, the value of Lessee's trade fixtures and leasehold improvements and loss of business. Lessee shall have no claim against Lessor or the award for the value of any unexpired term of this Lease or otherwise. If not a part of the initial award, Lessee shall be entitled to independently pursue a separate award in a separate proceeding for Lessee's losses including without limitation relocation costs directly associated with the taking, the value of Lessee's trade fixtures and leasehold improvements and loss of business.

●	9.03 Temporary Taking. No temporary taking of thirty (30) days or less of the Leased Premises shall terminate this Lease or entitle Lessee to any abatement of the Rent payable to Lessor under this Lease; provided, further, that any award for such temporary taking shall belong to Lessee to the extent that the award applies to any time period during the Term and to Lessor to the extent that the award applies to any time period outside the Term. Notwithstanding the foregoing, if any such temporary taking occurs during the last 365 days of the Term, Lessee, at Lessee's option, may terminate this Lease.

ARTICLE 10. ASSIGNMENT AND SUBLETTING

●	10.01 Assignment by Lessee.

○	(a) Lessee may not assign this Lease, or sublease all or any portion of the Leased Premises, without the prior written consent of Lessor, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, Lessee may, without Lessor's consent, (i) assign this Lease or sublet all or any portion of the Leased Premises to any Affiliate of Lessee, (ii) in connection with and in contemplation of a reorganization or consolidation by and between or among Affiliates, or (iii) in connection with a merger or a sale of all or substantially all of the assets of Lessee (or any other transaction substantially similar in effect) (any of the foregoing being hereinafter referred to as a "Permitted Transfer"). Lessee shall notify Lessor of each Permitted Transfer and furnish a duplicate original of the pertinent assignment or sublease to Lessor prior to or within five (5) days after such Permitted Transfer.

Triple Net Lease Agreement

○	(b) Any subletting or assignment hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable thereunder. Any sublessee or assignee shall agree in a form reasonably satisfactory to Lessor to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Lessee shall deliver to Lessor promptly after execution, an executed copy of each such sublease or assignment. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article 11 (sic) shall be of no effect and void.

●	10.02 Sale by Lessor. If Lessor shall convey title to the Leased Premises pursuant to a sale or exchange, this Lease shall remain in full force and effect and Lessor shall not be liable to Lessee or any immediate or remote assignee or successor of Lessee or any immediate or remote assignee or successor of Lessor for any act or omission arising from and after such conveyance. Prior to such conveyance, Lessor shall require that the purchaser, assignee or successor of Lessor execute a commercially reasonable non-disturbance agreement and deliver such non-disturbance agreement to Lessee.

ARTICLE 11. DEFAULTS AND REMEDIES

●	11.01 Default by Lessee. If Lessee shall allow the rent to be in arrears more than fifteen (15) days after written notice of such delinquency, or shall remain in default under any other condition, obligation or promise hereunder for a period of fifteen (15) days after written notice from Lessor, or should any other person than Lessee secure possession of the Leased Premises, or any part thereof, by reason of any receivership, bankruptcy proceedings, or other operation of law in any manner whatsoever, Lessor shall have the immediate right, and without notice, to accelerate the balance of all payments to become due to Lessor hereunder, and to sue for and collect the same, together with all cost of collection, including but not limited to court costs and reasonable attorney's fees, before litigation, and at the trial court and appellate court levels, subject, however, to Lessor’s duty to mitigate Lessor’s damages. All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

●	11.02 Default by Lessor. If Lessor defaults in the performance of any term, covenants, or condition required to be performed by him under this agreement, Lessee may elect either one of the following:

1.	After not less than fifteen (15) days' written notice to Lessor, Lessee may remedy such default by any necessary action and in connection with such remedy may pay expenses and employ counsel; all reasonable sums expended or obligations incurred by Lessee in connection therewith shall be paid by Lessor to Lessee on demand, and on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct the costs and expenses thereof from rent subsequently become due hereunder; or

2.	Elect to terminate this agreement on giving at least fifteen (15) days' written notice to Lessor of such intention, thereby terminating this agreement on the date designated in such notice, unless Lessor shall have cured such default prior to expiration of the fifteen (15) day period.

3.	All rights and remedies of Lessee under this Lease shall be cumulative and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

Triple Net Lease Agreement

ARTICLE 12. QUIET POSSESSION

●	12.01 Quiet Possession. Lessor shall, on the Commencement Date of the term of this Lease as hereinabove set forth, place Lessee in quiet possession of the Leased Premises and shall secure him in the quiet possession thereof against all persons lawfully claiming the same during the entire Lease Term and each extension thereof.

●	12.02 No Liens. Lessor covenants that the Leased Premises are not subject to any lien, claim or encumbrance and that he is not in default or arrears in the making of any payment or the performance of any obligation relating to the Leased Premises.

ARTICLE 13. INSPECTION BY LESSOR

●	13.01 Entry by Lessor. Lessee shall permit Lessor and his agents to enter into and upon the Leased Premises at all reasonable times upon reasonable prior notice of at least twenty-four (24) hours to Lessee, and only in order to inspect the Leased Premises, to render services, to show the Leased Premises to prospective lenders, lessees, or purchasers, or to make any necessary repairs to the Leased Premises for which Lessor is responsible or permitted to make hereunder. Notwithstanding the foregoing, Lessor shall have the right to enter the Leased Premises in an emergency (where there is a risk of personal injury or property damage) without prior notice. Lessor shall take commercially reasonable steps not to interfere with Lessee's use of the Leased Premises during all such times of access to the Leased Premises.

ARTICLE 14. SURRENDER/HOLDING OVER

●	14.01 Surrender. Lessee shall at least thirty (30) days prior to expiration of the Initial Term or Renewal Term, provide Lessor with written notice of its intention to surrender the Leased Premises on that date.

●	14.02 Condition upon Surrender. Lessee agrees to and shall on expiration or sooner termination of the Term hereof, promptly surrender and deliver the Leased Premises to Lessor without demand therefore in good condition; ordinary wear and tear, damage due to fire or other casualty, condemnation, or Lessor’s failure to perform any of Lessor’s obligations under this Lease, all excepted. If Lessee elects to terminate the Lease or the Lease expires, Lessee shall, at Lessee’s sole expense, return the Leased Premises to good condition to the approval of the Lessor, which shall not be unreasonably withheld, ordinary wear and tear, damage due to fire or other casualty not caused by Lessee or Lessee’s failure to perform any of Lessee’s obligations under this Lease, condemnation not caused by Lessee or Lessee’s failure to perform any of Lessee’s obligations under this Lease, and damage due to fire or other casualty caused by Lessor or Lessor’s failure to perform any of Lessor’s obligations under this Lease, all excepted. Should repair of the Leased Premises be necessary to return the Leased Premises to such condition, Lessee shall pay for such repairs which are specified as Lessee’s responsibility under this Lease, and also shall continue to pay rent at the rate in effect at the time that Lessee delivered to Lessor the election to terminate the lease or at the time the Lease expired, whichever is applicable, until such repair is completed to the approval of the Lessor, which shall not be unreasonably withheld.

●	14.03 Holding Over. If Lessee shall hold over after the expiration of this Lease, the tenancy created by such holding over shall be a month to month one, but in all other respects shall be governed by the terms of this Lease. This Section shall not constitute a waiver by Lessor of any re-entry rights of Lessor available under this Lease or by law. If Lessee holds over after notice, then Lessee shall be responsible to pay Lessor all costs and expenses, including reasonable attorney's fees to evict Lessee, shall indemnify Lessor against all liabilities and damages sustained by Lessor by reason of such retention of possession and shall pay Lessor two (2.0) times the then current Base Rent plus all other charges payable under this Lease for any month or partial month during which Lessee retains possession of the Leased Premises.

Triple Net Lease Agreement

ARTICLE 15. MISCELLANEOUS

•	15.01 Notices. All notices which Lessor or Lessee may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or may be sent by a nationally recognized overnight courier, addressed to Lessor at the address set forth below and to Lessee at the address set forth below, or addressed to such other address or addresses as either Lessor or Lessee may from time to time designate to the other in writing. Any notice shall be deemed to have been given when actually received if by personal delivery, three (3) business days after deposit in the United States mail, or one (1) business day after delivery to a nationally recognized overnight courier.

○	To Lessor:

Sonya Rothstein

C/O Julie Rothstein

3062 Westminster Circle

Atlanta, Georgia 30327

○	To Lessee:

Ionetix Radioisotopes, Inc.

3130 Sovereign Dr. Lansing, MI 48911

Attention: Chief Financial Officer

○	With a copy to:

Joel C. Farrar, Esq. Foster, Swift, Collins & Smith, P.C.

313 S. Washington Sq.

Lansing, MI 48933

●	15.02 Successors. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns when permitted by this agreement.

●	15.03 Governing Law. This agreement shall be construed under and in accordance with the laws of the State of Florida.

●	15.04 Severability. If, in any case, any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable, in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

Triple Net Lease Agreement

●	15.05 Entire Agreement. This lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter within it. Upon the Commencement Date of this Lease, the existing Triple Net Lease Agreement dated January 30, 2017 shall terminate.

●	15.06 Amendments. No amendment, modification, or alteration of the terms hereof executed by the parties thereto, shall be binding unless the same be in writing dated subsequent to the date hereof, and duly executed by the subject matter within it.

●	15.07 Rights Cumulative. The rights and remedies provided by this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to sue any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statues, ordinance or otherwise.

●	15.08 No Waiver. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.

●	15.09 Attorney's Fees. In the event Lessor or Lessee breaches any of the terms of this agreement whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, the defaulting party then agrees to pay the other party reasonable attorney's fees so incurred by such party.

●	15.10 Time is of the Essence. Time is of the essence of this Lease and the performance of all obligations hereunder.

●	15.11 Memorandum of Lease. Lessor shall be responsible for recording a Memorandum of Lease, including reference to the option to renew and right of first offer to purchase contained in Paragraph 16.01.

●	15.12 Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

●	15.13. No Drafter. This Lease was negotiated at arm's length, and the parties have been represented by legal counsel or had the opportunity to be represented by legal counsel. Therefore, this Lease shall not be construed against either party as the "drafter" of the document.

ARTICLE 16. RIGHT OF FIRST OFFER TO PURCHASE

●	16.01 Right of First Offer to Purchase. Provided this Lease shall not have been canceled or terminated pursuant to other provisions contained herein and Lessee is not in default as defined herein, before Lessor may sell and transfer its fee simple interest in the Leased Premises to any third party, Lessor must first offer to sell and transfer their interest to Lessee by giving written notice ("Lessor's Offer") of (i) the purchase price (and required deposit) for which Lessor is willing to sell the Leased Premises, (ii) whether Lessor, as seller, will provide any financing, and (iii) the condition of title and type of deed (the terms described in clauses (i), (ii) and (iii) are referred to herein as the "Specified Terms"). This right of first offer to purchase shall be personal to Lessee or its affiliated companies and entities and shall be limited to the first (1st) sale by the Lessor hereunder. Notwithstanding the foregoing, however, this Section shall not be construed as a prohibition against or limitation on (or otherwise triggered by) Lessor's right to make a collateral or actual assignment of rents in connection with any financing arrangement it might enter into in connection with the Leased Premises, or the refinancing of the same from time to time, or any foreclosure or other exercise of remedies by a lender in connection with any such financing, including, without limitation, a sale at foreclosure or the conveyance of the Leased Premises by deed in lieu thereof, provided that this right of first refusal shall survive such a sale of conveyance. Lessee will have ten (10) days after the date of receipt of Lessor's Offer within which to notify the Lessor that Lessee accepts Lessor's Offer on the terms and conditions therein contained. If Lessee accepts Lessor's Offer, the closing of such sale to Lessee will take place pursuant to the terms of Lessor's Offer but not earlier than thirty days from the date of Lessee's from the date of Lessee's acceptance of Lessor's Offer.

[Signature page to Triple Net Lease Agreement follows.]

Triple Net Lease Agreement

The parties have hereunto set their hands and seals this 29th day of July, 2026.

LESSOR:

SONYA S ROTHSTEIN TRUST under agreement dated 30 July, 2025

By:	/s/ Sonya Silverstein Rothstein
Sonya Silverstein Rothstein
Its:	Co-Trustee

SONYA S ROTHSTEIN TRUST under agreement dated 30 July, 2025

By:	/s/ Julie M. Rothstein
Julie M. Rothstein
Its:	Co-Trustee

SONYA S ROTHSTEIN TRUST under agreement dated 30 July, 2025

By:	/s/ Amy L. Rothstein
Amy L. Rothstein
Its:	Co-Trustee

SONYA S ROTHSTEIN TRUST under agreement dated 30 July, 2025

By:	/s/ Susan H. Rothstein-Youakim
Susan H. Rothstein-Youakim
Its:	Co-Trustee

LESSEE:

IONETIX RADIOISOTOPES, INC.

By:	/s/ Phieu Phun
Phieu Phun
Its:	CFO

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Triple Net Lease Agreement